Exhibit 10.3

“Pages where confidential treatment has been requested are marked ‘Confidential Treatment Requested.’ The redacted material has been separately filed with the Commission, and the appropriate section has been marked at the appropriate place with [REDACTED] and in the margin with a star (*).”

AMENDMENT NO. 1 TO THE AGREEMENT FOR

THE SUPPLY OF COAL TO MT. STORM POWER STATION BETWEEN

VIRGINIA ELECTRIC AND POWER COMPANY AND

METTIKI COAL CORPORATION

THIS AMENDMENT NO. 1 (the “Amendment”) is entered into this 17th day of January, 2005, by and between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia public service corporation with its principal office located in Richmond, Virginia (“Buyer”) and METTIKI COAL LLC, a Delaware limited liability company with its principal office located in Tulsa, Oklahoma (“Seller”).

WHEREAS, Buyer and Seller entered into an agreement entitled “Agreement for the Supply of Coal to Mt. Storm Power Station Between Virginia Electric and Power Company and Mettiki Coal Corporation” dated January 15, 1996, (the “Agreement”); and

WHEREAS, Buyer and Seller desire to amend the Agreement to clarify changes to the arrangement between the parties that will result from the construction and operation of synfuel processing facilities at Buyer’s Mount Storm Power Station located in Grant County, West Virginia.

NOW, THEREFORE, in consideration of these premises and of the mutual covenants and agreements herein set forth, Buyer and Seller hereby agree as follows:

1.	Sale, Purchase, Quantity and Scheduling

Section 3.1 is amended to add a new subsection (h) as follows:

(h) From time to time, Buyer may request Seller to enter into new spot and/or long term agreements to sell coal to a third party designated by Buyer who intends to process, deliver, sell and/or resell to Buyer the coal which Seller is authorized to sell and deliver to Buyer under this Agreement (a “Third Party Seller”). Any such agreement with a Third Party Seller shall have substantially the same terms and conditions as provided in this Agreement with respect to the quality specifications, adjustments for quality variations, quality suspension rights and other terms and conditions as mutually agreed to between Seller and a Third Party Seller (a “Third Party Agreement”). If Seller does enter into a Third Party Agreement, Buyer and Seller acknowledge that any coal sold under such Third Party Agreement will automatically reduce the quantity of coal required to be purchased by Buyer and/or supplied by Seller pursuant to this Agreement. If the Third Party Agreement requires that the Third Party Seller pay any additional amounts to Seller, including any purchase price premiums that are in excess of the coal purchase price paid by

Confidential Treatment Requested

Buyer hereunder, then Seller shall pay Buyer an amount equal to such purchase price premiums for coal that is delivered by Seller to the Station but not ultimately processed into synfuel,. Upon any cancellation or termination of any Third Party Agreement, at Buyer’s sole option, the Third Party Seller’s rights, title, and interests in and to the Third Party Agreement (including any coal shortfall make-up rights) shall be transferred to Buyer. If any Third

Party Agreement is suspended or terminated or breached for any reason, there shall be no basis to claim non-performance or breach or exercise a right of offset, counterclaim or cancellation of, against or under this Agreement. If any Third

Party Agreement is terminated and/or suspended for any reason, this Agreement shall remain in full force and effect with the remaining obligations for the sale and purchase of quantities of coal to be the quantities set forth in this

Agreement, reduced by the amount of coal delivered under any Third Party Agreement, if any, during each such applicable calendar month.

2.	Buyer’s Right to Operate the Facility

The last sentence of Section 3.5(c) of the Agreement shall be deleted in its entirety and replaced with the following:

*

“If Seller, in its sole discretion, determines it can provide Buyer with use of the Facility to receive coal(s) from sources other than from Seller’s Mine, and such use will not impact Seller’s utilization of the Facility or Buyer’s and Seller’s obligations under this Agreement, Buyer and Seller shall then mutually agree to acceptable procedures for the throughput of third party coal through the Facility. Unless otherwise agreed by the parties in writing, any coal delivered to the Facility from a source other than Seller’s Mine will be ratably delivered during Seller’s normal scheduled operating hours of the Facility. Seller shall have the right to suspend or reject deliveries of coal from sources other then from Seller’s Mine if they are not in compliance with the legal load limits as then currently enforced in the State of West Virginia including any permitted variances and tolerances, and/or if the equipment is not compatible with design and safe operation of the Facility as existing or modified to accommodate the delivery of third party coal.

Buyer will provide to Seller a detailed tabulation of the certified weights for each truck load of coal delivered to the

Facility from a source other than the Seller’s Mine. Buyer shall pay Seller $[REDACTED] for each ton of third party coal throughput through the Facility that is delivered during Seller’s scheduled operating hours of the Facility. If requested by Buyer, Seller shall exert reasonable efforts to extend the normal scheduled operating hours of the Facility to accommodate the deliver of third party coal and in such event Buyer shall reimburse Seller for all costs incurred by

Seller in operating the Facility during such period of time. In the event Buyer requests modifications to the Facility to accommodate deliveries of third party coal, including but not limited to modifications to allow delivery of triaxle and tractor/trailer combinations, Seller shall exert all reasonable efforts to comply with Buyer’s request and any such modifications to the Facility shall be at Buyer’s sole cost and expense and Buyer will reimburse Seller for such costs upon completion of the modifications.”

[REDACTED] denotes confidential information with respect to which a separate confidential treatment request has been filed with the Securities and Exchange Commission.

Confidential Treatment Requested

3.	Sampling and Analysis

All references within the Agreement relating to sampling of Seller’s coal delivered from Seller’s Mine to the Station will be amended by reference, to be sampled by Seller at the Station’s receiving point or the Mine, as applicable.

4.	Payment

Section 6.1(e) is deleted in its entirety and replaced with the following:

“(e) Payment to Seller shall be made by check to the following address:

*	[REDACTED]
*	[REDACTED]
*	[REDACTED]”

5.	Third Party Seller Coal Price

Article 7 is amended to add a new Section 7.8 as follows:

“7.8 Third Party Seller Coal Price

The price of coal sold by Seller to a Third Party Seller under any Third Party Agreement shall be equal to the then existing price of coal sold by Seller to Buyer under this Agreement, plus any purchase price premiums paid by a Third Party Seller under the Memorandum Of Understanding between the Buyer and Seller dated January 17, 2005.”

6.	Notices

Article 13 is amended to delete Seller’s notices address in its entirety and replace with the following:

“In the case of Seller to:

Alliance Coal, LLC

1717 South Boulder Avenue

Tulsa, OK 74119

Attention: General Manger – Contract Administration

Telephone No. 918-295-7619

Telecopy No. 918-295-7360

(b) Article 13 is amended to delete the numbers “273-4140” in the twenty-second line thereof and replace them with the following: “273-4138”.

[REDACTED] denotes confidential information with respect to which a separate confidential treatment request has been filed with the Securities and Exchange Commission.

(c) Article 13 is amended to insert the following words after the words “Seller’s General Manager of Operations at the Mine:”

“Mettiki Coal Company

Dwight Kreiser, Manager of Operations

293 Table Rock Road

Oakland, MD 21550”

7.	Annex D. Sampling and Analysis Procedures and Requirements

Annex D, Attachment A (a) is amended to delete the words “truck dump receiving facility at the Station” in the first and second lines and replace them with “truck dump receiving facility at the Station and/or the Mine”.

8.	Buyer agrees to indemnify and hold harmless Seller, for Buyer’s non-compliance with any of Buyers permit obligations relating to any daily, weekly, monthly and/or annual volumes of coal that can be delivered to the truck dump receiving facility at the Station.

9.	Entire Agreement

Except as provided in this Amendment, the Parties acknowledge and agree that, notwithstanding any other term or provision contained in this Amendment, neither Buyer or Seller will have any greater, reduced, additional or changed obligation, liability or duty to the other than as specified in the Premises Lease, Equipment Lease, Operating Agreement or the Agreement.

10.	Existing Agreement

In all other respects, the provisions of the Agreement are hereby ratified and remain unchanged. This Amendment shall not amend, modify or in any way affect the rights and obligations of the Parties prior to the effective date of this Amendment.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized officers this 17th day of January, 2005.

VIRGINIA ELECTRIC		METTIKI COAL, LLC
AND POWER COMPANY

By	/s/ David A. Heacok	By	/s/ Gary J. Rathburn

Name:	David A. Heacock	Name:	Gary J. Rathburn

Title:	Vice President - Fossil & Hydro	Title:	Senior Vice President - Marketing

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